BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: August 3, 2022 02:23 PM Pacific Time

Incorporation Number: **BC0826848**

Recognition Date and Time: Incorporated on June 4, 2008 10:32 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

INCUBARA CAPITAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
6TH FLOOR, 905 WEST PENDER STREET
VANCOUVER BC V6C 1L6
CANADA

Delivery Address:
6TH FLOOR, 905 WEST PENDER STREET
VANCOUVER BC V6C 1L6
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
6TH FLOOR, 905 WEST PENDER STREET
VANCOUVER BC V6C 1L6
CANADA

Delivery Address:
6TH FLOOR, 905 WEST PENDER STREET
VANCOUVER BC V6C 1L6
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
WATSON, GEOFFREY R.

Mailing Address:
[REDACTED]

Delivery Address:
[REDACTED]

Last Name, First Name, Middle Name:
Young, Scott Andrew John

Mailing Address:
[REDACTED]

Delivery Address:
[REDACTED]

Last Name, First Name, Middle Name:
Branson, Marc Robert

Mailing Address:
[REDACTED]

Delivery Address:
[REDACTED]

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached